UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2025

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

969 Pruitt Ave Tyler, Texas	77569
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 24, 2025, NanoVibronix, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). As of the close of business on January 17, 2025, the record date for the Special Meeting, there were 6,138,028 shares of common stock, par value $0.001 per share (“Common Stock”), outstanding and entitled to vote. Holders of the Company’s Common Stock with a total aggregate voting power of 2,242,618 votes were present in person or represented by proxy at the Special Meeting. The matters described below were submitted to a vote of the Company’s stockholders at the Special Meeting. Each proposal is described in detail in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on January 27, 2025. All proposals were approved by the Company’s stockholders at the Special Meeting.

Proposal 1 – The Reverse Stock Split Proposal

A proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect, at the discretion of the Board of Directors (the “Board”) but prior to the one-year anniversary of the date on which the reverse stock split is approved by the stockholders at the Special Meeting, a reverse stock split of all of the outstanding shares of the Company’s Common Stock, at a ratio in the range of 1-for-2 to 1-for-11, with such ratio to be determined by the Board in its discretion and included in a public announcement. The results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
1,560,759	674,302	7,557	-

Proposal 2 – The Issuance Proposal

A proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s Common Stock underlying certain warrants issued by the Company pursuant that certain Securities Exchange Agreement (the “Exchange Agreement”), dated January 7, 2025, upon exercise of such warrants in an amount equal to or in excess of 20% of the Company’s Common Stock outstanding immediately prior to the execution of the Exchange Agreement. The results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
417,111	290,431	6,803	1,528,273

Proposal 3 – The Adjournment Proposal

A proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals (the “Adjournment Proposal”). The results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
1,755,445	482,828	4,345	-

Although the Adjournment Proposal received sufficient votes to be approved, no motion to adjourn the Special Meeting was made because the adjournment of the Special Meeting was determined not to be necessary or appropriate.

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoVibronix, Inc.

Date: February 25, 2025	By:	/s/ Brian Murphy
	Name:	Brian Murphy
	Title:	Chief Executive Officer